Nuance Communications, Inc.

Nuance Announces Redemption of 2.75% Senior Convertible Debentures due 2031

BURLINGTON, Mass., February 5, 2020 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced that it has issued a notice of redemption for all $46.568 million outstanding principal amount of its 2.75% Senior Convertible Debentures due 2031 (CUSIP No. 67020Y AF7) (the “Securities”) on March 11, 2020 (the “Redemption Date”). The redemption price for the Securities is equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

The Securities may be converted at any time before 5:00 p.m. Eastern Time on March 10, 2020, the business day prior to the Redemption Date, in accordance with the terms and conditions set forth in the Securities indenture and the Securities.

The redemption is being made solely pursuant to Nuance’s Notice of Redemption dated February 5, 2020, which will be delivered to the holders of the Securities by U.S. Bank National Association, the trustee under the Securities indenture. This press release does not constitute a notice of redemption of the Securities. More details can be found in the Company’s Current Report on Form 8-K, which was filed today with the U.S. Securities and Exchange Commission.

“In line with our focus on disciplined capital allocation, this represents a further step to strengthen our capital structure, while maintaining a strong cash balance,“ said Dan Tempesta, Chief Financial Officer.

About Nuance Communications, Inc.
Nuance Communications (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze, and respond to people - amplifying human intelligence to increase productivity and security. With decades of domain and AI expertise, Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government, and retail - to empower a smarter, more connected world. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; further unanticipated costs resulting from our FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; potential future cybersecurity and data privacy incidents or breaches; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions including the spin-off of our Automotive business; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Contact Informationformation
Tracy Krumme
SVP, Investor Relations
Nuance Communications
Tel : (781) 565-4334
E-mail: Tracy.Krumme@nuance.com